Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, August 1, 2022

MEDIA CONTACT:	INVESTOR CONTACT:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Grace Scott (918) 573-1092

Williams Reports Strong Second-Quarter Results;
Announces Another 2022 Guidance Increase

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and six months ended June 30, 2022.

Natural gas market fundamentals drive growth across key financial metrics
•GAAP net income of $400 million, or $0.33 per diluted share – up 32% vs. 2Q 2021
•Adjusted net income of $484 million, or $0.40 per diluted share (Adjusted EPS) – up 48% vs. 2Q 2021
•Adjusted EBITDA of $1.496 billion – up $179 million or 14% vs. 2Q 2021
•Cash flow from operations (CFFO) of $1.098 billion – up $41 million or 4% vs. 2Q 2021
•Available funds from operations (AFFO) of $1.130 billion – up $211 million or 23% vs. 2Q 2021
•Dividend coverage ratio of 2.19x (AFFO basis)
•Raising 2022 Adjusted EBITDA guidance again with midpoint of $6.25 billion; expect 11% Adjusted EBITDA year-over-year growth in 2022, yielding 7% CAGR over the last five years

Steadfast execution and focus on sustainable operations position company for future opportunities
•Reached final investment decision on Louisiana Energy Gateway pipeline project to advance wellhead to water strategy
•Completed Gulfstream Phase VI expansion; executing slate of projects on Transco, Northeast G&P and Deepwater Gulf of Mexico
•Strong operational performance with gathering volumes of 17 Bcf/d and transmission volumes of 16.9
Bcf/d – up 13% and 2%, respectively from 2Q 2021
•Closed on acquisition of Trace Midstream gathering assets in Haynesville
•Reached rate case settlement in principle with Northwest Pipeline customers
•Released Sustainability Report showing progress toward Williams' 2030 climate commitment; focus on social and governance issues

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Our natural gas focused strategy continues to outperform with second-quarter Adjusted EBITDA up 14 percent over the same period last year due to the strong earnings growth of our core business and also at our JV upstream operations in the Wamsutter and Haynesville supply areas. Record gathering volumes, continued execution of expansion projects, as well as favorable commodity prices drove the quarterly increase. As a result of our core business strength and better-than-planned market fundamentals, we are raising our 2022 EBITDA guidance midpoint to $6.25 billion, which is an 8% increase from our original guidance midpoint of $5.8 billion.

“As we enter the back half of the year, we are executing on a full slate of growth projects in and around our existing infrastructure to move additional natural gas from key supply basins to growing markets for clean-power generation, residential and commercial use. We recently closed on the strategic acquisition of gathering assets from Trace Midstream and reached a final investment decision on the Louisiana Energy Gateway, a 1.8 Bcf/d project to gather Haynesville natural gas into premium markets, including growing LNG export demand along the Gulf Coast. In addition, we continue to grow our network in the deepwater Gulf of Mexico while advancing multiple gas gathering projects in the Northeast and progressing on expansions along our Transco system.

Armstrong added, “With the strong outlook for global natural gas demand and the growing need for secure and reliable supplies amid geopolitical volatility and climate concerns, Williams is well positioned to create long-term shareholder value. Our latest Sustainability Report, published last week, details the progress we are making on critical ESG-related fronts, including our climate commitment and initiatives focused on building thriving communities, environmental stewardship and workforce diversity. I appreciate our employees for their commitment to sustainable operations and emissions reductions efforts as we leverage our leading infrastructure to deliver the natural gas that is driving the clean energy economy."

Williams Summary Financial Information	2Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2022		2021		2022		2021

GAAP Measures
Net Income	$400		$304		$779		$729
Net Income Per Share	$0.33		$0.25		$0.64		$0.60
Cash Flow From Operations	$1,098		$1,057		$2,180		$1,972

Non-GAAP Measures (1)
Adjusted EBITDA	$1,496		$1,317		$3,007		$2,732
Adjusted Net Income	$484		$327		$983		$756
Adjusted Earnings Per Share	$0.40		$0.27		$0.80		$0.62
Available Funds from Operations	$1,130		$919		$2,320		$1,948
Dividend Coverage Ratio	2.19	x	1.85	x	2.24	x	1.96	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.82	x	4.13	x
Capital Investments (3) (4)	$429		$460		$745		$737

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment (growth & maintenance capital), purchases of businesses, net of cash acquired, purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Second quarter 2022 and year-to-date 2022 exclude $933 million for purchase of the Trace Midstream Haynesville gathering assets, which closed April 29, 2022.

GAAP Measures
•Second-quarter 2022 net income increased by $96 million compared to the prior year reflecting the benefit of higher service revenues from commodity-based rates, the Trace Acquisition and Transco’s Leidy South project being in service, higher commodity margins, and higher results from our upstream operations associated with increased scale of operations, more than offset by a $241 million net unrealized loss on commodity derivatives in 2022, increased intangible asset amortization, and planned higher operating and administrative expenses driven by the increased scale of our upstream operations and higher employee-related costs, including those resulting from the Sequent acquisition. The tax provision benefited from $134 million associated with the release of valuation allowances on deferred income tax assets and federal income tax settlements.
•Year-to-date 2022 net income increased by $50 million compared to the prior year reflecting similar drivers to those described for the quarter, further impacted by the absence of a $77 million favorable impact in 2021 from Winter Storm Uri.
•Cash flow from operations for the second quarter of 2022 increased as compared to 2021 primarily due to higher operating results exclusive of non-cash items, and higher distributions from equity-method investments, partially offset by an unfavorable change in margin deposits associated with commodity derivatives. Year-to-date cash flow from operations also increased compared to 2021 driven by similar factors, except for a favorable change in margin deposits associated with commodity derivatives.

Non-GAAP Measures
•Second-quarter 2022 Adjusted EBITDA increased by $179 million over the prior year, driven by the previously described benefits from service revenues, commodity margins, and upstream operations, partially offset by planned higher operating and administrative costs. Year-to-date 2022 Adjusted EBITDA increased by $275 million over the prior year due to similar drivers and also reflecting the absence of the favorable impact in 2021 from Winter Storm Uri.
•Second-quarter 2022 Adjusted Income improved by $157 million over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized losses on commodity derivatives, amortization of certain assets from the Sequent acquisition, and favorable income tax benefits. Year-to-date 2022 Adjusted Income improved by $227 million over the prior year for similar reasons.
•Second-quarter 2022 Available Funds From Operations (AFFO) increased by $211 million compared to the prior year primarily due to higher operating results exclusive of non-cash items and higher distributions from equity-method investments. Year-to-date 2022 AFFO increased by $372 million reflecting similar drivers.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's second-quarter 2022 Form 10-Q.

	Second Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	2Q 2022	2Q 2021	Change	2Q 2022	2Q 2021	Change	2022	2021	Change	2022	2021	Change
Transmission & Gulf of Mexico	$652	$646	$6	$652	$648	$4	$1,349	$1,306	$43	$1,349	$1,308	$41
Northeast G&P	450	409	41	450	409	41	868	811	57	868	811	57
West	288	223	65	296	223	73	548	445	103	556	445	111
Gas & NGL Marketing Services	(282)	8	(290)	6	8	(2)	(269)	101	(370)	71	101	(30)
Other	139	20	119	92	29	63	144	53	91	163	67	96
Total	$1,247	$1,306	($59)	$1,496	$1,317	$179	$2,640	$2,716	($76)	$3,007	$2,732	$275

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
•Second-quarter and year-to-date 2022 Modified and Adjusted EBITDA improved compared to the prior year driven by higher service revenues from Transco’s Leidy South expansion project largely offset by higher operating and administrative costs.

Northeast G&P
•Second-quarter 2022 Modified and Adjusted EBITDA increased over the prior year driven by higher service revenues, primarily related to higher volumes and gathering rate escalations.
•Both Modified and Adjusted EBITDA also improved for the year-to-date 2022 period, similarly reflecting gathering rate escalations and net increased contributions from equity-investees, partially offset by higher operating and administrative costs.

West
•Second-quarter and year-to-date 2022 Modified and Adjusted EBITDA increased compared to the prior year benefiting from higher commodity-based rates and higher Haynesville gathering volumes, as well as contributions from Trace Midstream acquired in April.

Gas & NGL Marketing Services
•Second-quarter 2022 Modified EBITDA declined from the prior year primarily reflecting a $288 million net unrealized loss on commodity derivatives in 2022, which is excluded from Adjusted EBITDA. Both measures were also impacted by higher commodity margins and higher administrative costs associated with the Sequent business acquired in July 2021.
•Year-to-date 2022 Modified EBITDA also declined from the prior year primarily reflecting a $345 million net unrealized loss on commodity derivatives in 2022, which is excluded from Adjusted EBITDA. Both measures were also impacted by higher commodity margins, more than offset by the absence of a $58 million favorable impact in 2021 from Winter Storm Uri and higher administrative costs associated with the Sequent business acquired in July 2021.

Other
•Second-quarter 2022 Modified EBITDA improved compared to the prior year primarily reflecting the increased scale of our upstream operations and a second-quarter 2022 $47 million net unrealized gain on commodity derivatives related to our upstream operations, which is excluded from Adjusted EBITDA.
•Year-to-date 2022 Modified EBITDA also improved compared to the prior year primarily reflecting the increased scale of our upstream operations, partially offset by a $19 million net unrealized loss in 2022 on commodity derivatives related to our upstream operations, which is excluded from Adjusted EBITDA. Both measures were also impacted by the absence of a $22 million favorable impact in 2021 from Winter Storm Uri.

2022 Financial Guidance
The company now expects 2022 Adjusted EBITDA between $6.1 billion and $6.4 billion, a $450 million midpoint increase from guidance originally issued February 2022. The company continues to expect 2022 growth capital expenditures between $2.25 billion to $2.35 billion, a $1 billion midpoint increase from guidance originally issued February 2022 driven by the strategic acquisition of Trace Midstream assets. The company also continues to expect maintenance capital expenditures between $650 million and $750 million, which includes capital for emissions reduction and modernization initiatives. Importantly, Williams anticipates achieving a leverage ratio (net debt-to-Adjusted EBITDA) midpoint of 3.6x, below the original guidance of 3.8x.

Williams' Second-Quarter 2022 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams second-quarter 2022 earnings presentation will be posted at www.williams.com. The company’s second-quarter 2022 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Aug. 2, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://conferencingportals.com/event/MTgNWtxQ

A webcast link to the conference call is available on Williams' Investor Relations website. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams
As the world demands reliable, low-cost, low-carbon energy, Williams (NYSE: WMB) will be there with the best transport, storage and delivery solutions to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation, storage, wholesale marketing and trading of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 30,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately 30 percent of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. Learn how the company is leveraging its nationwide footprint to incorporate clean hydrogen, next generation gas and other innovations at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,606	$1,460	$3,143	$2,912
Service revenues – commodity consideration	86	51	163	100
Product sales	1,111	786	2,215	1,933
Net gain (loss) on commodity derivatives	(313)	(14)	(507)	(50)
Total revenues	2,490	2,283	5,014	4,895
Costs and expenses:
Product costs	857	697	1,660	1,629
Net processing commodity expenses	40	18	70	39
Operating and maintenance expenses	465	379	859	739
Depreciation and amortization expenses	506	463	1,004	901
Selling, general, and administrative expenses	160	114	314	237
Other (income) expense – net	(10)	12	(19)	11
Total costs and expenses	2,018	1,683	3,888	3,556
Operating income (loss)	472	600	1,126	1,339
Equity earnings (losses)	163	135	299	266
Other investing income (loss) – net	2	2	3	4
Interest incurred	(286)	(301)	(575)	(597)
Interest capitalized	5	3	8	5
Other income (expense) – net	6	2	11	—
Income (loss) before income taxes	362	441	872	1,017
Less: Provision (benefit) for income taxes	(45)	119	73	260
Net income (loss)	407	322	799	757
Less: Net income (loss) attributable to noncontrolling interests	7	18	19	27
Net income (loss) attributable to The Williams Companies, Inc.	400	304	780	730
Less: Preferred stock dividends	—	—	1	1
Net income (loss) available to common stockholders	$400	$304	$779	$729
Basic earnings (loss) per common share:
Net income (loss)	$.33	$.25	$.64	$.60
Weighted-average shares (thousands)	1,218,678	1,215,250	1,217,814	1,214,950
Diluted earnings (loss) per common share:
Net income (loss)	$.33	$.25	$.64	$.60
Weighted-average shares (thousands)	1,222,694	1,217,476	1,221,991	1,217,344

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	June 30, 2022	December 31, 2021
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$133	$1,680
Trade accounts and other receivables	2,799	1,986
Allowance for doubtful accounts	(15)	(8)
Trade accounts and other receivables – net	2,784	1,978
Inventories	371	379
Derivative assets	280	301
Other current assets and deferred charges	219	211
Total current assets	3,787	4,549
Investments	5,116	5,127
Property, plant, and equipment	45,195	44,184
Accumulated depreciation and amortization	(15,535)	(14,926)
Property, plant, and equipment – net	29,660	29,258
Intangible assets – net of accumulated amortization	7,633	7,402
Regulatory assets, deferred charges, and other	1,359	1,276
Total assets	$47,555	$47,612
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,496	$1,746
Accrued liabilities	1,427	1,201
Commercial paper	1,039	—
Long-term debt due within one year	876	2,025
Total current liabilities	5,838	4,972
Long-term debt	20,800	21,650
Deferred income tax liabilities	2,547	2,453
Regulatory liabilities, deferred income, and other	4,534	4,436
Contingent liabilities and commitments
Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at June 30, 2022 and December 31, 2021; 35,000 shares issued at June 30, 2022 and December 31, 2021)	35	35
Common stock ($1 par value; 1,470 million shares authorized at June 30, 2022 and December 31, 2021; 1,253 million shares issued at June 30, 2022 and 1,250 million shares issued at December 31, 2021)	1,253	1,250
Capital in excess of par value	24,500	24,449
Retained deficit	(13,498)	(13,237)
Accumulated other comprehensive income (loss)	(23)	(33)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	11,226	11,423
Noncontrolling interests in consolidated subsidiaries	2,610	2,678
Total equity	13,836	14,101
Total liabilities and equity	$47,555	$47,612

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2022	2021
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$799	$757
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,004	901
Provision (benefit) for deferred income taxes	90	262
Equity (earnings) losses	(299)	(266)
Distributions from unconsolidated affiliates	414	345
Net unrealized (gain) loss from derivative instruments	364	8
Amortization of stock-based awards	36	39
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	(797)	(50)
Inventories	1	(58)
Other current assets and deferred charges	(15)	(56)
Accounts payable	690	94
Accrued liabilities	(24)	14
Changes in current and noncurrent derivative assets and liabilities	49	(31)
Other, including changes in noncurrent assets and liabilities	(132)	13
Net cash provided (used) by operating activities	2,180	1,972
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	1,037	—
Proceeds from long-term debt	5	898
Payments of long-term debt	(2,012)	(11)
Proceeds from issuance of common stock	48	3
Common dividends paid	(1,035)	(996)
Dividends and distributions paid to noncontrolling interests	(95)	(95)
Contributions from noncontrolling interests	8	6
Payments for debt issuance costs	—	(6)
Other – net	(31)	(12)
Net cash provided (used) by financing activities	(2,075)	(213)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(606)	(685)
Dispositions – net	(11)	(5)
Contributions in aid of construction	6	36
Purchases of businesses, net of cash acquired	(933)	—
Purchases of and contributions to equity-method investments	(100)	(44)
Other – net	(8)	(2)
Net cash provided (used) by investing activities	(1,652)	(700)
Increase (decrease) in cash and cash equivalents	(1,547)	1,059
Cash and cash equivalents at beginning of year	1,680	142
Cash and cash equivalents at end of period	$133	$1,201
_____________
(1) Increases to property, plant, and equipment	$(642)	$(693)
Changes in related accounts payable and accrued liabilities	36	8
Capital expenditures	$(606)	$(685)

Transmission & Gulf of Mexico
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$708	$693	$706	$739	$2,846	$730	$717	$1,447
Gathering, processing, and transportation revenues	86	90	74	94	344	82	84	166
Other fee revenues (1)	4	4	5	5	18	5	5	10
Commodity margins	8	7	8	12	35	15	11	26
Operating and administrative costs (1)	(198)	(197)	(215)	(226)	(836)	(202)	(227)	(429)
Other segment income (expenses) - net (1)	5	5	7	16	33	19	17	36
Impairment of certain assets	—	(2)	—	—	(2)	—	—	—
Proportional Modified EBITDA of equity-method investments	47	46	45	45	183	48	45	93
Modified EBITDA	660	646	630	685	2,621	697	652	1,349
Adjustments	—	2	—	—	2	—	—	—
Adjusted EBITDA	$660	$648	$630	$685	$2,623	$697	$652	$1,349

Statistics for Operated Assets
Natural Gas Transmission
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (Tbtu)	14.1	13.1	13.8	14.2	13.8	15.0	13.5	14.3
Avg. daily firm reserved capacity (Tbtu)	18.6	18.3	18.7	19.2	18.7	19.3	19.1	19.2
Northwest Pipeline LLC
Avg. daily transportation volumes (Tbtu)	2.8	2.2	2.0	2.6	2.4	2.8	2.1	2.5
Avg. daily firm reserved capacity (Tbtu)	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8
Gulfstream - Non-consolidated
Avg. daily transportation volumes (Tbtu)	1.0	1.2	1.3	1.1	1.2	0.9	1.3	1.1
Avg. daily firm reserved capacity (Tbtu)	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3
Gathering, Processing, and Crude Oil Transportation
Consolidated (2)
Gathering volumes (Bcf/d)	0.28	0.31	0.25	0.29	0.28	0.30	0.28	0.29
Plant inlet natural gas volumes (Bcf/d)	0.46	0.41	0.44	0.48	0.45	0.48	0.46	0.47
NGL production (Mbbls/d)	29	26	28	33	29	31	31	31
NGL equity sales (Mbbls/d)	7	5	6	7	6	7	7	7
Crude oil transportation volumes (Mbbls/d)	130	151	120	135	134	110	124	117
Non-consolidated (3)
Gathering volumes (Bcf/d)	0.36	0.40	0.29	0.36	0.35	0.39	0.37	0.38
Plant inlet natural gas volumes (Bcf/d)	0.37	0.40	0.29	0.36	0.35	0.38	0.37	0.38
NGL production (Mbbls/d)	28	31	21	27	27	28	26	27
NGL equity sales (Mbbls/d)	9	11	6	7	8	8	6	7

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges. Also, Operating and administrative costs increased in 2021, particularly in third quarter and fourth quarter, due to higher incentive and equity compensation expense.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$311	$315	$340	$342	$1,308	$323	$350	$673
Other fee revenues (1)	25	25	26	27	103	27	27	54
Commodity margins	3	—	(2)	4	5	6	1	7
Operating and administrative costs (1)	(89)	(86)	(94)	(103)	(372)	(85)	(102)	(187)
Other segment income (expenses) - net	(1)	(7)	(3)	(3)	(14)	(3)	—	(3)
Proportional Modified EBITDA of equity-method investments	153	162	175	192	682	150	174	324
Modified EBITDA	402	409	442	459	1,712	418	450	868
Adjustments	—	—	—	—	—	—	—	—
Adjusted EBITDA	$402	$409	$442	$459	$1,712	$418	$450	$868

Statistics for Operated Assets and Blue Racer Midstream
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.19	4.10	4.26	4.38	4.24	4.03	4.19	4.11
Plant inlet natural gas volumes (Bcf/d)	1.41	1.62	1.64	1.62	1.57	1.46	1.70	1.58
NGL production (Mbbls/d)	102	115	121	120	115	110	118	114
NGL equity sales (Mbbls/d)	1	1	—	1	1	2	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.62	6.76	6.92	6.84	6.79	6.62	6.76	6.69
Plant inlet natural gas volumes (Bcf/d)	0.87	0.87	0.79	0.73	0.82	0.66	0.76	0.71
NGL production (Mbbls/d)	60	58	56	51	56	50	53	52
NGL equity sales (Mbbls/d)	8	6	6	6	6	4	3	4

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges. Also, Operating and administrative costs increased in 2021, particularly in third quarter and fourth quarter, due to higher incentive and equity compensation expense.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Also all periods include Blue Racer Midstream.

West
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues	$269	$285	$302	$313	$1,169	$317	$360	$677
Other fee revenues (1)	6	4	4	7	21	6	6	12
Commodity margins	31	26	21	22	100	23	25	48
Operating and administrative costs (1)	(109)	(113)	(108)	(112)	(442)	(112)	(133)	(245)
Other segment income (expenses) - net	—	(1)	11	(2)	8	(1)	(1)	(2)
Proportional Modified EBITDA of equity-method investments	25	22	27	31	105	27	31	58
Modified EBITDA	222	223	257	259	961	260	288	548
Adjustments	—	—	—	—	—	—	8	8
Adjusted EBITDA	$222	$223	$257	$259	$961	$260	$296	$556

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	3.11	3.21	3.31	3.36	3.25	3.47	5.14	5.05
Plant inlet natural gas volumes (Bcf/d)	1.20	1.20	1.29	1.22	1.23	1.13	1.14	1.14
NGL production (Mbbls/d)	36	39	49	43	41	47	49	48
NGL equity sales (Mbbls/d)	13	16	19	15	16	17	18	18
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.27	0.30	0.28	0.28	0.29	0.28	0.28	0.28
Plant inlet natural gas volumes (Bcf/d)	0.27	0.30	0.28	0.28	0.28	0.27	0.28	0.28
NGL production (Mbbls/d)	24	32	32	32	29	31	32	32
NGL and Crude Oil Transportation volumes (Mbbls/d) (5)	85	101	119	132	109	118	144	131

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges. Also, Operating and administrative costs increased in 2021, particularly in third quarter and fourth quarter, due to higher incentive and equity compensation expense.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Trace Acquisition gathering assets after the purchase on April 29, 2022. Average volumes for these assets were calculated over the period owned.
(4) Includes 100% of the volumes associated with operated equity-method investments, including Rocky Mountain Midstream.
(5) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Gas & NGL Marketing Services
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Commodity margins	$95	$13	$46	$11	$165	$100	$23	$123
Other fee revenues	1	1	—	1	3	1	—	1
Net unrealized gain (loss) from derivative instruments	—	(3)	(294)	188	(109)	(57)	(288)	(345)
Operating and administrative costs	(3)	(3)	(14)	(17)	(37)	(31)	(23)	(54)
Other segment income (expenses) - net	—	—	—	—	—	—	6	6
Modified EBITDA	93	8	(262)	183	22	13	(282)	(269)
Adjustments (1)	—	—	296	(172)	124	52	288	340
Adjusted EBITDA	$93	$8	$34	$11	$146	$65	$6	$71

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)(2)	1.05	0.94	7.98	7.71	7.70	7.96	6.66	7.44
NGLs (Mbbls/d)	233	216	229	229	227	246	234	240

(1) 2022 Adjustments for Gas & NGL Marketing Services includes the impact of volatility on NGL linefill transactions. Had this adjustment been made in 2021, Adjusted EBITDA would have been reduced by ($15), ($5), ($15), $1, and ($34) for the 1st, 2nd, 3rd, and 4th quarters, and full year period, respectively.
(2) Includes 100% of the volumes associated with the Sequent Acquisition after the purchase on July 1, 2021. Average volumes were calculated over the period owned.

Other
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Service revenues	$7	$8	$8	$9	$32	$9	$7	$16
Net realized product sales	56	49	105	103	313	96	142	238
Net unrealized gain (loss) from derivative instruments	—	(5)	(15)	20	—	(66)	47	(19)
Operating and administrative costs	(25)	(26)	(58)	(43)	(152)	(33)	(57)	(90)
Other segment income (expenses) - net	(5)	(6)	(2)	(2)	(15)	(1)	—	(1)
Modified EBITDA	33	20	38	87	178	5	139	144
Adjustments	5	9	19	(18)	15	66	(47)	19
Adjusted EBITDA	$38	$29	$57	$69	$193	$71	$92	$163

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	0.07	0.14	0.17	0.14	0.13	0.12	0.19	0.15
NGLs (Mbbls/d)	2	6	8	8	6	7	7	7
Oil (Mbbls/d)	1	2	3	3	2	2	3	2

Capital Expenditures and Investments
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$109	$209	$172	$173	$663	$125	$129	$254
Northeast G&P	40	46	41	22	149	40	30	70
West	33	76	49	45	203	61	82	143
Other	78	94	10	42	224	65	74	139
Total (1)	$260	$425	$272	$282	$1,239	$291	$315	$606

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$3	$6	$5	$12	$26	$16	$26	$42
Northeast G&P	11	24	30	24	89	32	18	50
Other	—	—	—	—	—	8	—	8
Total	$14	$30	$35	$36	$115	$56	$44	$100

Summary:
Transmission & Gulf of Mexico	$112	$215	$177	$185	$689	$141	$155	$296
Northeast G&P	51	70	71	46	238	72	48	120
West	33	76	49	45	203	61	82	143
Other	78	94	10	42	224	73	74	147
Total	$274	$455	$307	$318	$1,354	$347	$359	$706

Capital investments:
Increases to property, plant, and equipment	$263	$430	$308	$304	$1,305	$260	$382	$642
Purchases of businesses, net of cash acquired	—	—	126	25	151	—	933	933
Purchases of and contributions to equity-method investments	14	30	35	36	115	56	44	100
Purchases of other long-term investments	—	—	—	6	6	—	3	3
Total	$277	$460	$469	$371	$1,577	$316	$1,362	$1,678

(1) Increases to property, plant, and equipment	$263	$430	$308	$304	$1,305	$260	$382	$642
Changes in related accounts payable and accrued liabilities	(3)	(5)	(36)	(22)	(66)	31	(67)	(36)
Capital expenditures	$260	$425	$272	$282	$1,239	$291	$315	$606

Contributions from noncontrolling interests	$2	$4	$—	$3	$9	$3	$5	$8
Contributions in aid of construction	$19	$17	$10	$6	$52	$(3)	$9	$6
Proceeds from disposition of equity-method investments	$—	$1	$—	$—	$1	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2021					2022
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$425	$304	$164	$621	$1,514	$379	$400	$779

Income (loss) - diluted earnings (loss) per common share (1)	$.35	$.25	$.13	$.51	$1.24	$.31	$.33	$.64
Adjustments:
Transmission & Gulf of Mexico
Impairment of certain assets	$—	$2	$—	$—	$2	$—	$—	$—
Total Transmission & Gulf of Mexico adjustments	—	2	—	—	2	—	—	—
West
Trace acquisition costs	—	—	—	—	—	—	8	8
Total West adjustments	—	—	—	—	—	—	8	8
Gas & NGL Marketing Services
Amortization of purchase accounting inventory fair value adjustment	—	—	2	16	18	15	—	15
Impact of volatility on NGL linefill transactions (2)	—	—	—	—	—	(20)	—	(20)
Net unrealized (gain) loss from derivative instruments	—	—	294	(188)	106	57	288	345
Total Gas & NGL Marketing Services adjustments	—	—	296	(172)	124	52	288	340
Other
Expenses associated with Sequent acquisition and transition	—	—	3	2	5	—	—	—
Net unrealized (gain) loss from derivative instruments	—	4	16	(20)	—	66	(47)	19
Accrual for loss contingencies	5	5	—	—	10	—	—	—
Total Other adjustments	5	9	19	(18)	15	66	(47)	19
Adjustments included in Modified EBITDA	5	11	315	(190)	141	118	249	367
Adjustments below Modified EBITDA
Accelerated depreciation for decommissioning assets	—	20	13	—	33	—	—	—
Amortization of intangible assets from Sequent acquisition	—	—	21	(3)	18	42	41	83
	—	20	34	(3)	51	42	41	83
Total adjustments	5	31	349	(193)	192	160	290	450
Less tax effect for above items	(1)	(8)	(87)	48	(48)	(40)	(72)	(112)
Adjustments for tax-related items (3)	—	—	—	—	—	—	(134)	(134)
Adjusted income available to common stockholders	$429	$327	$426	$476	$1,658	$499	$484	$983
Adjusted income - diluted earnings per common share (1)	$.35	$.27	$.35	$.39	$1.36	$.41	$.40	$.80
Weighted-average shares - diluted (thousands)	1,217,211	1,217,476	1,217,979	1,221,454	1,218,215	1,221,279	1,222,694	1,221,991
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) Had this adjustment been made in 2021, the Gas & NGL Marketing segment would have included adjustments of ($15), ($5), ($15), $1, and ($34) for the 1st, 2nd, 3rd, and 4th quarters, and full year period, respectively. This would have reduced Adjusted income – diluted earnings per common share by $0.01, $0.01, and $0.02 for the 1st and 3rd quarters, and full year period, respectively.

(3) Adjustments include the reversal of valuation allowance due to the expected utilization of certain deferred income tax assets and previously unrecognized tax benefits from the resolution of certain federal income tax audits.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Net income (loss)	$435	$322	$173	$632	$1,562	$392	$407	$799
Provision (benefit) for income taxes	141	119	53	198	511	118	(45)	73
Interest expense	294	298	292	295	1,179	286	281	567
Equity (earnings) losses	(131)	(135)	(157)	(185)	(608)	(136)	(163)	(299)
Other investing (income) loss - net	(2)	(2)	(2)	(1)	(7)	(1)	(2)	(3)
Proportional Modified EBITDA of equity-method investments	225	230	247	268	970	225	250	475
Depreciation and amortization expenses	438	463	487	454	1,842	498	506	1,004
Accretion expense associated with asset retirement obligations for nonregulated operations	10	11	12	12	45	11	13	24
Modified EBITDA	$1,410	$1,306	$1,105	$1,673	$5,494	$1,393	$1,247	$2,640

Transmission & Gulf of Mexico	$660	$646	$630	$685	$2,621	$697	$652	$1,349
Northeast G&P	402	409	442	459	1,712	418	450	868
West	222	223	257	259	961	260	288	548
Gas & NGL Marketing Services	93	8	(262)	183	22	13	(282)	(269)
Other	33	20	38	87	178	5	139	144
Total Modified EBITDA	$1,410	$1,306	$1,105	$1,673	$5,494	$1,393	$1,247	$2,640

Adjustments (1):
Transmission & Gulf of Mexico	$—	$2	$—	$—	$2	$—	$—	$—
West	—	—	—	—	—	—	8	8
Gas & NGL Marketing Services(2)	—	—	296	(172)	124	52	288	340
Other	5	9	19	(18)	15	66	(47)	19
Total Adjustments	$5	$11	$315	$(190)	$141	$118	$249	$367

Adjusted EBITDA:
Transmission & Gulf of Mexico	$660	$648	$630	$685	$2,623	$697	$652	$1,349
Northeast G&P	402	409	442	459	1,712	418	450	868
West	222	223	257	259	961	260	296	556
Gas & NGL Marketing Services	93	8	34	11	146	65	6	71
Other	38	29	57	69	193	71	92	163
Total Adjusted EBITDA	$1,415	$1,317	$1,420	$1,483	$5,635	$1,511	$1,496	$3,007

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.
(2) 2022 Adjustments for Gas & NGL Marketing Services includes the impact of volatility on NGL linefill transactions. Had this adjustment been made in 2021, Adjusted EBITDA would have been reduced by ($15), ($5), ($15), $1, and ($34) for the 1st, 2nd, 3rd, and 4th quarters, and full year period, respectively.

Reconciliation of Cash Flow from Operating Activities to Available Funds from Operations (AFFO)
(UNAUDITED)
	2021					2022
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net cash provided (used) by operating activities" to Non-GAAP "Available funds from operations"

Net cash provided (used) by operating activities	$915	$1,057	$834	$1,139	$3,945	$1,082	$1,098	$2,180
Exclude: Cash (provided) used by changes in:
Accounts receivable	59	(9)	488	7	545	3	794	797
Inventories	8	50	54	12	124	(178)	177	(1)
Other current assets and deferred charges	6	50	11	(4)	63	65	(50)	15
Accounts payable	(38)	(56)	(476)	(73)	(643)	138	(828)	(690)
Accrued liabilities	116	(130)	(53)	9	(58)	149	(125)	24
Changes in current and noncurrent derivative assets and liabilities	6	25	236	10	277	(101)	52	(49)
Other, including changes in noncurrent assets and liabilities	10	(31)	27	(5)	1	67	65	132
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)
Dividends and distributions paid to noncontrolling interests	(54)	(41)	(40)	(52)	(187)	(37)	(58)	(95)
Contributions from noncontrolling interests	2	4	—	3	9	3	5	8
Available funds from operations	$1,029	$919	$1,080	$1,045	$4,073	$1,190	$1,130	$2,320

Common dividends paid	$498	$498	$498	$498	$1,992	$518	$517	$1,035

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.07	1.85	2.17	2.10	2.04	2.30	2.19	2.24

Reconciliation of Net Income (Loss) to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2022 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$1,754	$1,854	$1,954
Provision (benefit) for income taxes	400	450	500
Interest expense		1,145
Equity (earnings) losses		(610)
Proportional Modified EBITDA of equity-method investments		960
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,075
Other		9
Modified EBITDA	$5,733	$5,883	$6,033
EBITDA Adjustments		367
Adjusted EBITDA	$6,100	$6,250	$6,400

Net income (loss)	$1,754	$1,854	$1,954
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		70
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$1,684	$1,784	$1,884

Adjustments:
Adjustments included in Modified EBITDA (1)		367
Adjustments below Modified EBITDA (2)		167
Allocation of adjustments to noncontrolling interests		—
Total adjustments		534
Less tax effect for above items		(268)
Adjusted income available to common stockholders	$1,950	$2,050	$2,150
Adjusted diluted earnings per common share	$1.59	$1.67	$1.76
Weighted-average shares - diluted (millions)		1,224

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$4,760	$4,910	$5,060
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(200)
Contributions from noncontrolling interests		43
Available funds from operations (AFFO)	$4,600	$4,750	$4,900
AFFO per common share	$3.76	$3.88	$4.00
Common dividends paid		$2,075
Coverage Ratio (AFFO/Common dividends paid)	2.22x	2.29x	2.36x

(1) Includes 1Q & 2Q adjustments of $367 million included in Modified EBITDA.
(2) Includes amortization of Sequent intangible asset of $167 million.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•Demand for our services;

•The impact of the coronavirus (COVID-19) pandemic.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises, including COVID-19;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022, and (b) Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended March 31, 2022.

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